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Consent of Independent Registered Public Accounting Firm

Golden Queen Mining Co. Ltd.
Vancouver, Canada

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-102112 and No. 333-164950) of Golden Queen Mining Co. Ltd., of our reports dated March 28, 2012, relating to the consolidated financial statements and the effectiveness of Golden Queen Mining Co. Ltd.’s internal control over financial reporting which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern and an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2011.

(signed) “BDO Canada LLP”

Chartered Accountants

Vancouver, Canada
March 28, 2012

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent m firms